EXHIBIT 10.7

ALY ENERGY SERVICES, INC. OMNIBUS INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT (“Agreement”) is made as of the ____ day of _____, 20___ (the “Grant Date”), by and between Aly Energy Services, Inc., a Delaware corporation (the “Company”), and ________________________ (the “Participant”).

WHEREAS, pursuant to the provisions of the Aly Energy Services, Inc. Omnibus Incentive Plan, as established effective May 2, 2013, and as such plan may be thereafter amended (the “Plan”), the Committee, which administers the Plan, has determined to grant a Stock Option Award to the Participant upon the terms set forth below;

NOW, THEREFORE, the Company and the Participant agree as follows:

1. Grant of Option. Subject to the terms and conditions herein, the Company grants to the Participant during the period commencing on ______________________ and expiring at 5 p.m. Houston, Texas time (“Close of Business”) on __________________ (the “Option Term”), subject to earlier termination pursuant to paragraph 6 below, an option to purchase from the Company, at the price per share set forth on Schedule 1 hereto (the “Option Price”), the number of shares of Company Common Stock (“Common Stock”) set forth on said Schedule 1 (the “Option Shares”). The Option Price and Option Shares are subject to adjustment pursuant to paragraph 9 below. This option is a “Nonqualified Stock Option” and is hereinafter referred to as the “Option.”

2. Conditions of Exercise. The Option is exercisable only in accordance with the conditions stated in this paragraph.

(a) The Option may only be exercised to the extent the Option Shares have become available for purchase following a Liquidity Event in accordance with the following schedule:

Liquidity Event Per Share Price	Percentage of Option Shares Available for Purchase
Less than $8 per share of Common Stock	0%
At least $8 per share of Common Stock	100%

(1) If the first Liquidity Event to occur is a Change in Control, the Option Shares that do not become exercisable in accordance with the table above upon the date of such Liquidity Event shall be forfeited. For this paragraph 2(a)(1), the definition of the Liquidity Event Per Share Price shall be determined by the Board in its sole discretion based on the aggregate net consideration received by the selling shareholders in connection with the Liquidity Event.

(2) If the first Liquidity Event to occur is an Initial Public Offering, then the number of Option Shares that become exercisable on the date of such Liquidity Event shall be determined in accordance with the table above. Further, until the date that is six months following the occurrence of such Liquidity Event, if the Option Shares did not become exercisable on the date of such Liquidity Event, such Option Shares shall become exercisable in accordance with the table above if the Fair Market Value of the Common Stock satisfies the exercisability threshold in the table above. Any Option Shares that do not become exercisable pursuant to the terms of this paragraph 2(a)(2) shall be forfeited on the six-month anniversary of the Liquidity Event. For this paragraph 2(a)(2), the definition of the Liquidity Event Per Share Price shall be the Fair Market Value of the Common Stock at any time during such six month period.

Notwithstanding the foregoing, subject to the provisions of any applicable written employment agreement between the Participant and the Company or any Subsidiary, no additional Option Shares shall become available for purchase if Participant has not remained in the continuous employment of the Company and its Subsidiaries through the date of the occurrence of an Initial Public Offering. A change of employment is continuous employment within the meaning of this paragraph 2 provided that, after giving effect to such change, the Participant continues to be an employee of the Company or any Subsidiary.

(b) To the extent the Option becomes exercisable, such Option may be exercised in whole or in part (at any time or from time to time, except as otherwise provided herein) until expiration of the Option Term or earlier termination thereof.

3. Manner of Exercise. The Option shall be considered exercised (as to the number of Option Shares specified in the notice referred to in subparagraph (a) below) on the latest of (i) the date of exercise designated in the written notice referred to in subparagraph (a) below, (ii) if the date so designated is not a business day, the first business day following such date or (iii) the earliest business day by which the Company has received all of the following:

(a) Written notice, in such form as the Committee may require, designating, among other things, the date of exercise and the number of Option Shares to be purchased;

(b) If the Option is to be exercised, payment of the Option Price for each Option Share to be purchased in cash, Common Stock or in such other form (or combination of forms) of payment contemplated by Section 11 of the Plan as the Committee or the provisions of Section 11 of the Plan may permit;

(c) Any other documentation that the Committee may reasonably require.

4. Mandatory Withholding for Taxes. Participant acknowledges and agrees that the Company shall deduct from the cash and/or shares of Common Stock otherwise payable or deliverable upon exercise of the Option an amount of cash and/or number of shares of Common Stock (valued at their Fair Market Value on the date of exercise) that is equal to the amount of all federal, state and local taxes required to be withheld by the Company upon such exercise, as determined by the Committee.

5. Delivery by the Company. As soon as practicable after receipt of all items referred to in paragraph 3, and subject to the withholding referred to in paragraph 4, the Company shall deliver to the Participant certificates issued in Participant’s name for the number of Option Shares purchased by exercise of the Option. If delivery is by mail, delivery of shares of Common Stock shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Participant, and any cash payment shall be deemed effected when a Company check, payable to Participant and in an amount equal to the amount of the cash payment, shall have been deposited in the United States mail, addressed to the Participant.

6. Termination of Employment. Unless otherwise determined by the Committee in its sole discretion, the Option shall terminate, prior to the expiration of the Option Term, at the time specified below:

(a) If Participant’s employment with the Company and its Subsidiaries is terminated for any reason other by the Company or a Subsidiary for Cause (as defined below), then the Option shall terminate at the Close of Business on the first business day following the expiration of the 90 day period which began on the date of termination of Participant’s employment; or

(b) If Participant’s employment with the Company and its Subsidiaries is terminated by the Company or a Subsidiary for Cause, then the Option shall terminate immediately upon termination of Participant’s employment.

In any event in which the Option remains exercisable for a period of time following the date of termination of Participant’s employment, the Option may be exercised during such period of time only to the extent it is or becomes exercisable as provided in paragraph 2. Notwithstanding any period of time referenced in this paragraph 6 or any other provision of this paragraph that may be construed to the contrary, the Option shall in any event terminate upon the expiration of the Option Term.

“Cause” for purposes of the Agreement shall mean cause as defined in any written employment agreement between the Participant and the Company or a Subsidiary in effect at the time of the Participant’s termination of employment or, in the absence of any such employment agreement, any of the following: (a) conviction of the Participant by a court of competent jurisdiction of any felony or a crime involving moral turpitude; (b) the Participant’s knowing failure or refusal to follow reasonable instructions of the Board or reasonable policies, standards and regulations of the Company or its Subsidiaries; (c) the Participant’s continued failure or refusal to faithfully and diligently perform the usual, customary duties of his employment with the Company or a Subsidiary; (d) the Participant continuously conducting himself in an unprofessional, unethical, immoral or fraudulent manner; or (e) the Participant’s conduct discredits the Company or a Subsidiary or is detrimental to the reputation, character and standing of the Company or a Subsidiary.

7. Nontransferability of Option. During Participant’s lifetime, the Option is not transferable (voluntarily or involuntarily) other than pursuant to a domestic relations order and, except as otherwise required pursuant to a domestic relations order, is exercisable only by the Participant or Participant’s court appointed legal representative. The Participant may designate a beneficiary or beneficiaries to whom the Option shall pass upon Participant’s death and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Committee on the form annexed hereto as Schedule 2 or such other form as may be prescribed by the Committee, provided that no such designation shall be effective unless so filed prior to the death of Participant. If no such designation is made or if the designated beneficiary does not survive the Participant’s death, the Option shall pass by will or the laws of descent and distribution. Following Participant’s death, the Option, if otherwise exercisable, may be exercised by the person to whom such option passes according to the foregoing and such person shall be deemed the Participant for purposes of any applicable provisions of this Agreement.

8. No Stockholder Rights. The Participant shall not be deemed for any purpose to be, or to have any of the rights of, a stockholder of the Company with respect to any shares of Common Stock as to which this Agreement relates until such shares shall have been issued to Participant by the Company. Furthermore, the existence of this Agreement shall not affect in any way the right or power of the Company or its stockholders to accomplish any corporate act, including, without limitation, the acts referred to in Section 13 or Section 15 of the Plan.

9. Adjustments. As provided in Section 15 of the Plan, certain adjustments may be made to the Option upon the occurrence of events or circumstances described in Section 15 of the Plan.

10. Restrictions Imposed by Law. Without limiting the generality of Section 17 of the Plan, the Participant agrees that Participant will not exercise the Option and that the Company will not be obligated to deliver any shares of Common Stock, if counsel to the Company determines that such exercise, or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock is listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the exercise of the Option or the resulting delivery of shares of Common Stock to comply with any such law, rule, regulation or agreement.

11. Notice. Unless the Company notifies the Participant in writing of a different procedure, any notice or other communication to the Company with respect to this Agreement shall be in writing and shall be (a) delivered personally to the following address:

Aly Energy Services, Inc.
3 Riverway, Suite 920
Houston, TX 77056

or (b) sent by first class mail, postage prepaid and addressed as follows:

Aly Energy Services, Inc.
3 Riverway, Suite 920
Houston, TX 77056
Attention: ______________________

Any notice or other communication to the Participant with respect to this Agreement shall be in writing and shall be delivered personally, or shall be sent by first class mail, postage prepaid, to Participant’s address as listed in the records of the Company on the Grant Date, unless the Company has received written notification from the Participant of a change of address.

12. Amendment. Notwithstanding any other provisions hereof, this Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by Section 13 of the Plan. Without limiting the generality of the foregoing, without the consent of the Participant,

(a) this Agreement may be amended or supplemented (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or (ii) to add to the covenants and agreements of the Company for the benefit of Participant or surrender any right or power reserved to or conferred upon the Company in this Agreement, subject, however, to any required approval of the Company’s stockholders and, provided, in each case, that such changes or corrections shall not adversely affect the rights of Participant with respect to the Award evidenced hereby without the Participant’s consent, or (iii) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities laws; and

(b) subject to Section 13 of the Plan and any required approval of the Company’s stockholders, the Award evidenced by this Agreement may be canceled by the Committee and a new Award made in substitution therefor, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made and no such action shall adversely affect the Option to the extent then exercisable without the Participant’s consent.

13. Participant Employment. Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, shall confer or be construed to confer on the Participant any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any employing Subsidiary to terminate the Participant’s employment at any time, with or without cause; subject, however, to the provisions of any employment agreement between the Participant and the Company or any Subsidiary.

14. Regulation D Representations. The Participant hereby makes the following representations and warranties to the Company as of the date hereof, and the Participant must as a condition to exercise at the date of any exercise of any Option again make the same representations to the Company (and shall be deemed to have made such representations, appropriately amended for any changes in Regulation D under the Securities Act, upon such exercise):

(a) Experience; Status.

(1) The Participant has experience in analyzing and investing in companies like the Company and is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. To the extent necessary, the Participant has retained, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the Option and the exercise thereof, it being understood that the Company has not retained legal or financial advisors on behalf of the Participant.

(2) The Participant is an Accredited Investor (as such term is used in Rule 501 under the Securities Act), is able to bear the economic risk of its investment in the Company and has sufficient net worth to sustain a loss of its entire investment in the Company without economic hardship if such loss should occur. The Questionnaire attached hereto as Schedule 3 and completed by the Participant is true and correct and incorporated herein by reference.

(b) Access to Company Information.

(1) The Participant has had an opportunity to discuss the Company’s business, management and financial affairs with the members of the Company’s management and has had the opportunity to review the Company’s facilities. The Participant has also had an opportunity to ask questions of the officers of the Company, which questions were answered to its satisfaction. The Participant acknowledges that he is familiar with all aspects of the Company’s business.

(2) The Participant has received no representations or warranties from the Company, or its employees, affiliates, attorneys, accountants or agents.

(3) The Participant understands that an investment in the Company involves numerous risks.

(c) Investment Purposes; Rule 144.

(1) The Participant is acquiring the Option and any securities to be received in respect thereof solely for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Participant understands that the Option has not been registered under the Securities Act or applicable state and other securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and other securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Participant’s representations as expressed herein. The Participant understands that the Company is relying, in part, upon the representations and warranties contained in this agreement for the purpose of determining whether this transaction meets the requirements for such exemptions.

(2) The Participant acknowledges and understands that it must bear the economic risk of its investment in the Option and any securities to be received in respect thereof for an indefinite period of time because the Option is not transferable except in very limited circumstances and must be held indefinitely unless subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available. The Participant understands that the Company has not agreed to and does not plan to file a registration statement to register the resale of the Option and any securities to be received in respect thereof under the Securities Act.

(3) The Participant is aware of the current provisions of Rule 144 promulgated under the Securities Act which permit resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the issuer of the securities and the resale occurring not less than one year after a party has purchased from an issuer or its affiliate and paid the full purchase price for the securities to be sold. The Participant understands that if the Company otherwise agrees to a transfer of the Option and any securities to be received in respect thereto, the Company will not transfer and any transfer agent of the Company will be issued stop-transfer instructions with respect to such Option and any securities to be received in respect thereof unless such transfer is subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available.

15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas.

16. Construction. References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all Schedules appended hereto, including the Plan. This Agreement is entered into, and the Award evidenced hereby is granted, pursuant to the Plan and shall be governed by and construed in accordance with the Plan and the administrative interpretations adopted by the Committee thereunder. All decisions of the Committee upon questions regarding the Plan or this Agreement shall be conclusive. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan shall control. The headings of the paragraphs of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

17. Duplicate Originals. The Company and the Participant may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

18. Rules by Committee. The rights of the Participant and obligations of the Company hereunder shall be subject to such reasonable rules and regulations as the Committee may adopt from time to time hereafter.

19. Entire Agreement. Subject to the provisions of any applicable written employment agreement between the Participant and the Company or any Subsidiary, Participant and the Company hereby declare and represent that no promise or agreement not herein expressed has been made and that this Agreement contains the entire agreement between the parties hereto with respect to the Option and replaces and makes null and void any prior agreements, oral or written, between Participant and the Company regarding the Option.

20. Participant Acceptance. Participant shall signify acceptance of the terms and conditions of this Agreement by signing in the space provided at the end hereof and returning a signed copy to the Company.

ATTEST:	Aly Energy Services, Inc.

By:
Secretary
Name:
Title:

ACCEPTED:

Schedule 1 to Non-Qualified Stock Option Agreement

Aly Energy Services, Inc. Omnibus Incentive Plan

Participant:	___________________________________

Grant Date:	___________________________________

Option Price:	$4.00 per share

Option Shares:	_________________shares of Common Stock.

Schedule 2 to Non-Qualified Stock Option Agreement

Aly Energy Services, Inc. Omnibus Incentive Plan

Designation of Beneficiary

I, ________________________________________________________________________________________________________ (the “Participant”), hereby declare that upon my death ____________________________________________________________________________________________________ (the “Beneficiary”) of
                                                           Name
____________________________________________________________________________________________________________________________________,
            Street Address                                                                           City                                                       State                                             Zip Code

who is my ____________________________________________________________________________________________________________, shall be entitled to the
                                                                                         Relationship to Participant

Option and all other rights accorded the Participant by the above-referenced agreement (the “Agreement”).

It is understood that this Designation of Beneficiary is made pursuant to the Agreement and is subject to the conditions stated herein, including the Beneficiary’s survival of the Participant’s death. If any such condition is not satisfied, such rights shall devolve according to the Participant’s will or the laws of descent and distribution.

It is further understood that all prior designations of beneficiary under the Agreement are hereby revoked and that this Designation of Beneficiary may only be revoked in writing, signed by the Participant, and filed with the Company prior to the Participant’s death.

Date	Participant

Schedule 3 to Non-Qualified Stock Option Agreement

QUESTIONNAIRE

The undersigned represents and warrants that it comes within each category marked below, and that for any category marked, it has truthfully set forth the factual basis or reason the undersigned comes within that category. The undersigned agrees to furnish any additional information which Aly Energy Services, Inc. (the “Company”) deems necessary in order to verify the answers set forth below.

0	(a)	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with its spouse, presently exceeds $1,000,000.

Explanation. In calculating net worth you may include equity in personal property and real estate (other than your primary residence) cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property. You must exclude from the calculation the value of your primary residence, and the related amount of indebtedness up to the fair market value of the residence may also be excluded. Indebtedness secured by the residence in excess of its fair market value must be deducted from your net worth.

0	(b)
The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with their spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and loses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

0	(c)	The undersigned is a director or executive officer of the Company, which is issuing and selling the Option.

0	(d)	The undersigned is not within any of the categories above and is therefore a nonaccredited investor.

THE UNDERSIGNED IS INFORMED OF THE SIGNIFICANCE TO THE COMPANY OF THE FOREGOING REPRESENTATIONS, AND THEY ARE MADE WITH THE INTENTION THAT THE COMPANY WILL RELY ON THEM.

IN WITNESS WHEREOF, the undersigned has executed the Questionnaire on _____________, ____.

(Signature)

(Title for Entity)